UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  Wednesday, December 14, 2005

Southwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

OK

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

608 South Main Street Stillwater, OK 74074

(Address and zip code of principal executive offices)

405-372-2230

(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Southwest Bancorp, Inc. (“Southwest”) has entered into indemnification agreements with each non-officer director of Southwest and its wholly-owned banking subsidiaries, Stillwater National Bank and Trust Company (“Stillwater National”) and SNB Bank of Wichita and certain senior officers of Southwest and its subsidiaries. The agreements were entered on December 14 and 15, 2005.

The agreements were entered in recognition of the increased risk of litigation against directors and officers of public corporations and in order to encourage the indemnified parties to resist what they consider to be unjustified claims made against them in connection with the good faith performance of their duties to Southwest and to encourage the indemnified parties to exercise their best business judgment regarding matters which come before the board of directors without undue concern for the risk that claims may be made against them based on their actions on such matters.

A brief summary of the principal terms of the agreements follows. The agreements will be filed as exhibits to Southwest’s Form 10-K for the year ended December 31, 2005.

The indemnification agreements relate only to claims and expenses relating to their service as directors or officers of Southwest or a Southwest subsidiary. The indemnified parties agree to cooperate in the investigation and defense of any actions or claims that are subject to indemnification under the agreement.

Indemnified parties are entitled to full reimbursement for expenses if they are successful on the merits of a claim, and for their expenses as serving as witnesses in proceedings in which they are not parties or threatened to be made parties. As to claims made other than by Southwest, indemnified parties are entitled to payment of expenses, judgments, penalties, fines and amount paid in settlement if they acted in good faith and in a manner they believed to be in, or not opposed to, the best interests of Southwest, and in the case of a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. As to proceedings by or in the right of Southwest, the indemnified parties are entitled to payment of expenses (but not judgments, penalties, fines, or amounts paid in settlement), if they acted in good faith and in a manner they believed to be in, or not opposed to, the best interest of Southwest, except that the indemnified parties are not entitled to payment of expenses if they are found liable to Southwest unless the court finds they are fairly and reasonably entitled to such payments.

Indemnified parties are eligible for advancement of expenses, except to the extent prohibited by law, and are required to repay amounts for which they are later determined to be ineligible.

The agreement calls for creation of so called “Rabbi Trusts” in certain circumstances on the books of Southwest, which are subject to the claims of Southwest creditors, in the amount of $100,000 each and subject to replenishment, to protect their rights to indemnification under the agreement.

The agreements provide that notwithstanding their other terms: (a) if the board of directors determines that a claim for indemnification arose under the Securities Act of 1933 and that the board is legally required to submit to a court the question of whether or not indemnification is against public policy, it will act to do so promptly; and (b) indemnification is not allowed to the extent that federal banking laws prohibit indemnification payments with respect to certain administrative proceedings or civil actions initiated by federal banking agencies.

The indemnified parties are as follows:

Non-Officer Directors of Southwest Bancorp, Inc., Stillwater National, or SNB-Wichita: Jim Berry, Thomas D. Berry, Joe Berry Cannon, John Cohlmia, J. Berry Harrison, Erd M. Johnson, David P. Lambert, Anthony W. Martin, Linford R. Pitts, Robert B. Rodgers, and Russell W. Teubner.

Selected Senior Officers of Southwest or its subsidiaries: Rick Green, Vice Chairman, President and CEO, Southwest and Stillwater National, Vice Chairman, SNB Bank of Wichita; Kerby E. Crowell, Executive Vice President, Chief Financial Officer, and Secretary of Southwest and Stillwater National; Director, Chief Financial Officer, and Secretary of SNB Wichita; Allen Glenn, Managing Director, Business Consulting Group, Inc., Vice President, Stillwater National; Steve Gobel, Executive Vice President, Stillwater National; Jerry L. Lanier, Executive Vice President and Chief Lending Officer, Stillwater National; J. Randall Mills, President, Healthcare Strategic Support, Inc.; Kimberly G. Sinclair, Executive Vice President and Chief Administrative Officer of Stillwater National; Kay Smith, Senior Vice President and Comptroller, Southwest and Stillwater National; Charles H. Westerheide, Executive Vice President and Treasurer, Stillwater National.

Southwest intends that substantially similar agreements will be entered into between its bank subsidiaries and their non-officer directors and executive officers in 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Southwest Bancorp, Inc.

By:	/s/ Rick Green

Name:	Rick Green
Title:	President and CEO
Date:	Wednesday, December 21, 2005